UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01    Entry into a Material Agreement.

On September 30, 2021, Portland General Electric Company ("PGE" or the "Company") entered into a Bond Purchase Agreement (the "Agreement") with certain institutional buyers (the "Buyers") in the private placement market, related to the sale by the Company of $400 million aggregate principal amount of the Company's First Mortgage Bonds (the "Bonds"). The Bonds consist of:
•a series, due in 2028 (the "2028 Bonds"), in the amount of $100 million that will bear an interest from its issuance date at an annual rate of 1.82%;
•a series, due in 2031 (the 2031 Bonds"), in the amount of $50 million that will bear an interest from its issuance date at an annual rate of 2.10%;
•a series, due in 2034 (the "2034 Bonds" and collectively with the 2028 Bonds and the 2031 Bonds, the "Other Bonds"), in the amount of $100 million that will bear an interest from its issuance date at an annual rate of 2.20%; and
•a series, due in 2051, (the "2051 Bonds") in the amount of $150 million that will bear an interest from its issuance date at an annual rate of 2.97%.

Pursuant to the Company's recently adopted Green Financing Framework, proceeds of the sale of the 2051 Bonds will be dedicated to refinancing the Company’s Wheatridge Renewable Energy Facility, the first major renewable energy facility in North America to co-locate wind and solar generation with battery storage. Proceeds of the other Bonds will be used for general corporate purposes.

The Bonds were issued and funded in full on September 30, 2021.

Pursuant to the Agreement, the Bonds were issued under PGE’s Indenture of Mortgage and Deed of Trust, dated July 1, 1945, by and between PGE and Wells Fargo Bank, National Association (as successor to HSBC Bank USA, National Association) in its capacity as trustee, as amended and supplemented to date and from time-to-time, including the Seventy-ninth Supplemental Indenture, dated as of September 15, 2021, a copy of which is included as Exhibit 4.1 with this Current Report on Form 8-K. The Bonds are redeemable at the option of PGE at the designated redemption price as described in the Seventy-ninth Supplemental Indenture.

The foregoing description of the Bonds does not purport to be complete and is qualified in its entirety by reference to the complete text of the Seventy-ninth Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet     Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
4.1	Seventy-ninth Supplemental Indenture, dated September 15, 2021, between the Company and Wells Fargo Bank, National Association, as trustee.
104	Cover page information from Portland General Electric Company’s Current Report on Form 8-K filed September 30, 2021, formatted in iXBRL (Inline Extensible Business Reporting Language).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	September 30, 2021	By:	/s/ James A. Ajello
James A. Ajello
Senior Vice President of Finance, Chief Financial Officer, and Treasurer
3